UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2010

AURA BIO CORP.

(Exact name of registrant as specified in charter)

Nevada	333-157558	68-0677348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 N. Rainbow Blvd. #2167 Las Vegas, NV 89107	89107
(Address of principal executive offices)	(Zip Code)

(415) 504-3659

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 9, 2010, Aura Bio Corp. (the “Company”) entered into a purchase agreement with Tolao Energy Nigeria Limited (the “Agreement”), whereby the Company can earn a 10% working interest in a proposed Agricultural Biodiesel project in Cross River State, Nigeria.  Pursuant to the Agreement, in order to earn the 10% working interest, the Company has to issue 2 million restricted common shares to Tolao, make a payment of $200,000 on or before August 23, 2010 and make a final payment f $10,000,000 within 12 months of entering into the Agreement.  The Company may also be granted an additional 10% working interest in the project, if, within 12 months of entering into the Agreement, it makes an additional payment of $10,000,000 to Tolao.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURA BIO CORP.

Date: July 15, 2010	By: /s/ Harry Lappa
Harry Lappa, President